Exhibit 99.1

ROSETTA RESOURCES INC. ANNOUNCES 1ST QUARTER 2010
FINANCIAL CONFERENCE CALL

HOUSTON, May 3, 2010 (GlobeNewswire) -- Rosetta Resources Inc. (“Rosetta”)(Nasdaq:ROSE) today announced it will hold its first quarter 2010 conference call on Monday, May 10, 2010. The call will be hosted by Randy L. Limbacher, Rosetta’s Chairman, Chief Executive Officer and President, and will cover the Company’s 2010 first quarter financial and operating results as well as an updated outlook.  The conference call will broadcast live over the internet.

What: Rosetta Resources Inc. 1st Quarter 2010 Conference Call

When: Monday, May 10, 2010, at 10:00 a.m. Central, 11:00 a.m. Eastern

Where: http://www.rosettaresources.com

How: Conference Call – Dial (877) 293-5486 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available from 1:00 p.m. Central on May 10, 2010 through 12:00 a.m. Central, May 17, 2010, by dialing (800) 642-1687, or for international (706) 645-9291, and entering conference code 71955252. A replay of the call will remain online at www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the “Investor Relations” section of our website and select “Presentations and Events”.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Its operations are concentrated in South Texas, the Rocky Mountains and the Sacramento Basin of California. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

[ROSE-G]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to the Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009, which can be found on the Company’s website at www.rosettaresources.com. The Company undertakes no duty to update the information contained herein except as required by law.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Rosetta Resources Inc.
CONTACT:  Rosetta Resources Inc.
Investor Contact:
Michael J. Rosinski, Executive Vice President & Chief
Financial Officer
(713) 335-4037
rosinskim@rosettaresources.com

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